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                                                                EXHIBIT 99.2

                      ASTROTECH INTERNATIONAL CORPORATION

            PROXY FOR SPECIAL MEETING TO BE HELD SEPTEMBER 30, 1997
      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints S. Kent Rockwell and Raymond T. Royko as Proxies, and each of them with power of substitution, and hereby authorizes them to represent the undersigned and vote, as designated below, all of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of Astrotech International Corporation ("Astrotech") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at __________________, Houston, Texas on Tuesday, September 30, 1997, and at any adjournments thereof:



                         (To be Signed on Reverse Side)


                                                                 -------------
                                                                  SEE REVERSE
                                                                      SIDE
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                         ---
----  PLEASE MARK YOUR  |                                                                     |
 X    VOTES AS IN THIS                                                                         ---
----  EXAMPLE.


                                                                                         FOR    AGAINST  ABSTAIN
                                              1. Adoption of the Plan and Agreement    -------  -------  -------
                                                 of Merger dated as of June 30, 1997.
                                                 between ITEQ, Inc. and Astrotech
                                                 International Corporation.            -------  -------  -------


                                              2. In their discretion, the Proxies are
                                                 authorized to vote on the transaction
                                                 of such other business as may
                                                 properly come before the meeting
                                                 and any adjournment or adjourn-
                                                 ments thereof.

                                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL (1) ABOVE,
                                              WHICH HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS.

                                              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                                              DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE
                                              SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1).


SIGNATURES(S) _____________________________________ DATED _____________, 1997

NOTE: Please sign EXACTLY as your name appears on this card. When shares are held by joint tenants, both should sign.
      When signing as trustee, executor, etc., title should be so stated. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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